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                                                                    EXHIBIT 99.1
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PROXY

                           ACACIA RESEARCH CORPORATION
               SPECIAL MEETING OF STOCKHOLDERS ____________, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF ACACIA RESEARCH CORPORATION

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying Prospectus/Proxy Statement and appoints Paul R. Ryan and Robert A. Berman and each of them, the Proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of Acacia Research Corporation (the "Company") held of record by the undersigned on ____________, 2002, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held ____________, 2002, or at any postponements or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below:

THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

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The Board of Directors recommends a vote FOR each of the listed proposals.

(1)  To approve the recapitalization proposal.

          [_] FOR       [_] AGAINST      [_] ABSTAIN

(2) To approve and adopt an Agreement and Plan of Reorganization among Acacia Research Corporation, Combi Acquisition Corp. and CombiMatrix Corporation, and the transactions contemplated thereby.

          [_] FOR       [_] AGAINST      [_] ABSTAIN

(3)  To approve and adopt the 2002 CombiMatrix Stock Incentive Plan.

          [_] FOR       [_] AGAINST      [_] ABSTAIN

(4)  To approve and adopt the 2002 Acacia Technologies Stock Incentive Plan.

          [_] FOR       [_] AGAINST      [_] ABSTAIN

(5) To transact such other business as may properly come before the Special Meeting or at any postponements or adjournments thereof. As to such matters, the undersigned hereby confers discretionary authority and authorizes the proxyholders to vote the proxies.

                                       Dated:
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                                                  (Please Print Name)


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                                         (Signature of Holder of Common Stock)


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                                        (Additional Signature if Held Jointly)

NOTE: Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees, and guarantors should give full titles when signing. Corporations and partnerships should sign in full corporate or partnership name by authorized person. Please mark, sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if marked in the United States.